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                                                                     EXHIBIT 5.1


                       [Letterhead of Latham & Watkins]


                               November 10, 1997

SCE Funding LLC
2244 Walnut Grove Avenue
Room 180
Rosemead, California  91770

          Re:  Registration Statement No. 333-30785; $3,000,000,000
               Aggregate Principal Amount of SCE Funding LLC Notes
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Ladies and Gentlemen:

          In connection with the registration of Rate Reduction Certificates to be issued by the California Infrastructure and Economic Development Bank SCE-1 (the "Trust") and $3,000,000,000 aggregate principal amount of Notes (the "Notes") to be issued by SCE Funding LLC, a Delaware limited liability company (the "Note Issuer" or the "Registrant"), under the Securities Act of 1933, as amended (the "Act"), you have requested our opinion with respect to the matters set forth below. The Notes will be registered on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on July 3, 1997 (File No. 333-30785), as amended by Amendment No. 1 filed with the Commission on September 17, 1997, as amended by Amendment No. 2 filed with the Commission on October 22, 1997 and as amended by Amendment No. 3 filed with Commission on November 7, 1997 (collectively, the "Registration Statement"). The Notes will be issuable in series (each, a "Series") under an Indenture (the "Indenture") to be entered into by and between the Note Issuer and the trustee named therein (the "Note Trustee"). The Certificates and the Notes of each Series are to be sold as described in the Registration Statement, including the prospectus and prospectus supplement contained therein.

          In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken by the Note Issuer in connection with the authorization and issuance of the Notes. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.
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SCE Funding LLC
November 10, 1997
Page 2


          We are opining herein as to the effect on the subject transaction only of the internal laws of the State of California, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within the state.

          Capitalized terms used herein without definition have the meanings ascribed to them in the Registration Statement.

          Subject to the foregoing and the other matters set forth herein, it is our opinion that when the Indenture has been duly authorized by appropriate action and validly executed and delivered by the Note Issuer and the Note Trustee, and when the Notes have been duly authorized, executed, authenticated and delivered in accordance with the provisions of the Indenture against payment of the purchase price therefor, the Notes will constitute legally valid and binding obligations of the Note Issuer, enforceable against the Note Issuer in accordance with their terms.

          The opinions rendered above relating to the enforceability of the Notes are subject to the following exceptions, limitations and qualifications:
(i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; and (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law.

          To the extent that the obligations of the Note Issuer under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Note Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Note Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Note Trustee and constitutes the legally valid, binding and enforceable obligation of the Trustee enforceable against the Note Trustee in accordance with its terms; that the Note Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Note Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

          We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained wherever it appears in the Registration Statement and the prospectus and prospectus supplement contained therein.

                                  Very truly yours,


                                  /s/ Latham & Watkins